Exhibit 99.1
Business Overview February 2009

Legal Notice Forward Looking Statements Certain statements contained in this presentation, including statements regarding the future development of and demand for our services and our markets, anticipated trends in various expenses, expected legal proceedings, expectations for the divestitures of certain assets, and other statements that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to future events or our future financial and/or operating performance and can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "shows," "predicts," "potential," "continue" or "opportunity," the negative of these words or words of similar import. These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties described and referred to under the "Risk Factors" section of our annual report on Form 10-K for the year ended September 30, 2008, as well as other filings with the SEC that could cause our actual events or results to differ materially from those anticipated as of the date of this presentation. Press releases and SEC filings can be found on the Investors section of our website at www.Tier.com. Important Information Tier Technologies, Inc. has filed its Definitive Proxy Statement with the SEC and will furnish it to its shareholders in connection with its 2009 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2009 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Tier files with the SEC at the SEC's website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Tier by directing a request to Tier Technologies, Inc., Attn: Corporate Secretary, Keith Omsberg, 10780 Parkridge Blvd., 4th Floor, Reston, VA 20191. Certain Information Concerning Participants Tier, its directors and named executive officers may be deemed to be participants in the solicitation of Tier's security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Tier's Annual Report on Form 10-K for the year ended September 30, 2008, as amended on January 28, 2009, and its Definitive Proxy Statement filed February 10, 2009. To the extent there have been changes in Tier's directors and executive officers, such changes have been or will be reported on Current Reports on Form 8-K filed with the SEC. To the extent holdings of Tier securities have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC. Copyright Tier Technologies, 2009

Agenda Overview: Taking Action Strategic Re-structuring: Creating Long-Term Value Tier Today Experienced Board of Directors Dissident Nominees the Wrong Answer Experienced Management Strong Corporate Governance Practice Appendix - Comparable Performance

Overview Tier's Board and management are dedicated to creating long-term stockholder value The existing Board has developed a strategic plan for increasing stockholder value Tier's management is executing on that plan The existing Board is entirely independent except for the CEO Tier's independent directors have significant board and relevant payments industry experience Tier has expanded its Board and left open two positions for stockholder representation Dissidents' nominees have no public company board experience and no management or operational experience with the electronic payments industry Dissidents' combined nominees and single-minded agenda would, we believe: Not maximize stockholder value Exercise considerable influence without paying a control premium

Overview - Board Has Taken Significant Actions In May 2006 restructured management team Terminated Jim Weaver, CEO Hired Ronald Rossetti, CEO Oversaw restatement of the financial statements and relisting on NASDAQ Reviewed strategic alternatives and developed a strategic plan to focus exclusively on electronic payments Selling significant non-core operations Slashing costs Consolidating remaining operations Ensured that new team executed on that plan Realigned Board Elected lead director Added four independent Board members Two with payments industry expertise, two with financial investment expertise Two members replaced Announced stock buyback Acquired ChoicePay to further enhance long-term shareholder value

Strategic Plan Focus on Electronic Payments Grow transaction volume and improve margin by vertical Develop new verticals Reduce client concentration Shift from product sales to providing electronic payment solutions Dispose of legacy businesses Build new management team Market driven vs. sales driven Consolidate platforms to reduce costs and accelerate and expand the development and rollout of new products and features Goal is to become EBITDA positive in FY2009

Official Payments EPOS Independent Validation and Verification Health and Human Services Call Center Business State Systems Integration Government Business Process Outsourcing Financial Management Systems Unemployment Insurance Systems Pension VSA Strategic Re-Structuring: Creating Long-Term Value Tier Technologies Legacy Businesses Electronic Payment Processing (EPP) Tier - May 2006

Official Payments EPOS ChoicePay Independent Validation and Verification 12/31/07 Health and Human Services 3/1/08 Call Center Business 4/1/08 State Systems Integration 5/30/08 Government Business Process Outsourcing 6/30/08 Financial Management Systems 11/30/08 Unemployment Insurance Systems 2/13/08 Pension VSA Strategic Re-Structuring: Creating Long-Term Value Tier Technologies Legacy Businesses Electronic Payment Processing (EPP) Tier - February 2009 Consolidated Offering 2010

Tier Today - Biller Direct Platform Tier Technologies Biller Direct Platform Payment Front End IVR, Web, CSR, Email, Mobile, Kiosk, POS, Walk-up Payment Back End Gateway User Interface Marketing Customer Service Security PCI Compliance NACHA Compliance IRS Audit/ Process Issuing Bank Processors Network Telecom Device Driving Merchant Transaction Processing Merchant Statement and Settlement FDC, TSYS, GPN External Payment Processing Network Front-End Processing Back-End Processing Brand Networks

Tier Today - Market Leader US Internal Revenue Service 26 states and the District of Columbia 3,000+ municipalities in all 50 states 450+ utility clients 450+ court clients 350+ colleges and universities

$ 140,000 130,000 120,000 100,000 80,000 60,000 40,000 20,000 0 FY2004 FY2005 FY2006 FY2007 FY2008 Revenue Transactions FY2009F 16,000 15,000 14,000 13,000 12,000 11,000 10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Transactions (thousands) Tier Internal Data. Tier is unable to provide a revenue forecast for FY 2009. FY 2009 transactions include ChoicePay. 40,669 56,452 78,578 99,433 117,072 4,203 5,894 8,059 10,286 15,900 2,341 Revenue (thousands) Tier Today - EPP Revenue and Transaction Trends

Tier Today - Developing New Markets IRS/Federal Gov Tax Payments 30.6% 7.5% State Income Tax 7.9% 6.0% Real Property Tax 27.0% 6.9% Moving Violations & Parking 3.6% 9.7% Utility Payments 11.1% 68.0% Higher Education 9.0% 56.0% Local and Other 10.5% 23.2% Total 100.0% 15.6% FY2009 Revenue Contribution * Vertical CAGR** * Percentages represent FY2009 budget. **CAGR FY2007 - FY2009B. FY2009 includes ChoicePay.

Tier is Positioned to Benefit From Payment Trends 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 2001 2002 2003 2004 2005 Source: Celent Communications 2008 2007 Paper Electronic Cash 2006 34.8% 36.7% 40.1% 42.3% 45.9% 52.3% 49.7% 45.7% 43.5% 40.5% 36.7% 33.5% 27.6% 29.6% 19.5% 19.8% 19.4% 21.0% 20.6% 20.1% 20.7%

Source: Aite Group, 2008 Market Opportunity - Consumers Prefer the Biller Direct Model Biller direct is the fastest growing payment opportunity for US consumers and small business owners. 7% 8% 10% 11% 13% 14% Consolidator Biller Direct % Share of US Consumer Bill Payments 7% 9% 11% 13% 15% 17% 59% 55% 50% 46% 41% 37% 27% 28% 29% 30% 31% 31% Checks Other 2005 2006 2007 2008 2009 2010

Tier Today - Slashed SG&A, Approved Share Buy Back Management slashed SG&A Reductions across all departments projected to generate $4 million, or 13% savings in FY 2009 First Quarter FY 2009 savings $771,000, or 9.0%, vs. prior year quarter Fourth Quarter FY 2009 projected savings $2.5 million, or 26%, vs. prior year quarter Full impact of FY 2009 cost savings in FY 2010 Anticipate additional cost savings from technology enhancements and consolidation in future years Board Approved Share Buy Back Authorization includes up to $15 million Announced January, 2009 Why now? Restructuring complete Liquidity from the UBS Rights Offering FY 2009 projected to be EBITDA Positive

Experienced Board of Directors

- Extensive industry and public company board experience

Name	Years on Tier Board	Background
Charles W. Berger	7	CEO, DVDPlay, Inc.; Managing Director, Volatilis, LLC Formerly, Treasurer, VP Marketing, Apple, Inc. Director: Nuance Communications, Inc., SonicWALL, Inc.
Samuel Cabot III	12	Formerly, CEO and Chairman, Samuel Cabot, Inc. Director: BC/BS of Massachusetts, Plasticolors, Inc., Fiduciary Trust Co., Reed & Barton
John J. Delucca	2	President, Atlantic & Gulf, Limited, LLC Formerly, EVP & CFO, REL Consultancy Group; EVP & CFO, Coty, Inc.; SVP/Treasurer, RJR Nabisco Inc. Director: British Energy, PLC; ENDO Pharmaceuticals Holding, Inc.; ITC Deltacom, Inc.
Morgan P. Guenther	10	Chairman & CEO, Airplay Network, Inc. Formerly, President, TiVo, Inc. Director: Integral Development Corp.
Philip G. Heasley	<1	President & CEO, ACI Worldwide, Inc. Formerly, Chairman & CEO, PayPower LLC; Chairman & CEO, First USA Bank, Chairman of the Board, Visa; Member of the Board, Visa International Director: ACI Worldwide, Fidelity National Financial, Inc., Public Radio International
David A. Poe	<1	Director, Edgar, Dunn, & Company Formerly, CEO, Edgar, Dunn, & Company Director: Bank of San Francisco; University of Idaho
Ronald L. Rossetti	14	Chairman & CEO, Tier Technologies, Inc., President, Riverside Capital Partners, Inc., Trustee of Northeastern University, Trustee, Gorbachev Foundation of North America Formerly Director: General Nutrition Centers, Horizon Natural Resources, ShopLink.com
Jim Stone	<2	Managing Director, USBX, Inc.; Member of the Massachusetts Bar Association Formerly: CEO, Converge Capital

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Tier

Dissident Nominees the Wrong Answer Never held CEO, COO, CFO position in a public company No experience as a director of a public company No management or operational experience with the payments industry No management or operational experience with the technology industry No management or operational experience with the banking industry

Dissident Nominees the Wrong Answer From its first contact with the Company, Discovery Group has consistently advocated a sale of the Company: April 21, 2008 letter to the Board May 12, 2008 Schedule 13D June 9, 2008 meeting with the independent directors December 3, 2008 letter to the Board Discovery Group nominees have no management or operational experience with electronic payments or commercial banking, and no public company board experience Are Discovery Group's interests aligned with those of other stockholders? Are stockholders best served by a sale in present market conditions? Tier's independent directors have regularly considered all strategic alternatives, including the sale of the Company, and have received presentations from investment bankers regarding strategic alternatives, including the prospects for a sale of the Company.

Dissident Proposals the Wrong Answer We believe adopting Discovery's stockholder proposals would harm stockholders' interests We believe Tier's stockholder rights plan ("poison pill") is critical to preserving value for all stockholders Tier's stockholdings are highly concentrated. Tier has no other significant takeover defenses The rights plan is not intended to deter an acquisition at a fair price and on terms that are fair to all stockholders; the plan gives the Board leverage in dealing with prospective buyers Board increased the "trigger level" for the rights plan on July 12, 2007 from 10% to 15% and is prepared to increase or eliminate it as shareholder base normalizes. Tier is willing to amend its bylaws to permit stockholders owning a significant percentage of the outstanding shares to call a special meeting

Tier Technologies - Experienced Management Ronald L. Rossetti, Chairman and CEO (effective 5/2006) 30 years CEO experience in private and public companies primarily in emerging growth and crisis management Served on numerous private, public, and non-profit boards Private investor for the past 15 years Ronald W. Johnston, CFO (effective 4/2008) 30 years senior financial management 20 years Securities and Exchange Commission reporting Domestic and International responsibilities Nina Vellayan, COO (effective 10/2008) 20 years experience in financial services, payments, cash management 14 years at Sallie Mae in Cash Management 8 years, President, ecommerce division that provided internet, IVR, lockbox and POS payment channels along with front end applications such as electronic bill presentment, refund disbursement, and installment plans to the Higher Education market. Keith S. Kendrick, SVP, Strategic Marketing (effective 7/2008) 23 years in financial services and payments MasterCard International; AT&T Universal Card; President, First Virtual; CEO, eCommerce, Bank One Credit Corporation; CEO, Mindwave division of HNC Software (now Fair Isaac), EFD | eFunds

Strong Corporate Governance Profile The Board is comprised entirely of independent directors other than the CEO The Governance/Nominating, Compensation, and Audit committees are comprised solely of independent directors The Governance/Nominating Committee Oversees governance matters and evaluates and nominates directors Considers stockholder suggestions of potential director nominees in the same manner as all other director nominee candidates Uses independent, retained executive search firm to source nominees The Board conducts annual performance review of individual directors Tier's stockholders have significant rights: The full Board is elected each year Stockholders have the ability to act by written consent at any time Tier retained cumulative voting when it reincorporated from California to Delaware, assuring that a stockholder that owns a significant minority position can have representation on the Board Two seats have been left open for stockholder representatives

Strong Corporate Governance Profile The Board has Governance Guidelines that have been publicly disclosed Board reviews committee memberships annually and realigns as appropriate All directors attended at least 75% of all Board meetings and applicable committee meetings in the last year The independent directors formally met four times in executive session during the last fiscal year Directors receive a portion of their compensation in the form of equity and RSUs and therefore their interests are aligned with stockholders

Summary The Board has developed a strategic plan for increasing stockholder value and management is executing on that plan The Board regularly requests independent advice on various strategic alternatives to increase stockholder value The Board is independent and has demonstrated that it follows excellent Corporate Governance procedures The Board has significantly greater public company and relevant payments industry experience than Discovery Group's or Parthenon's nominees The Board has left open two seats for shareholder representation We believe Discovery Group's and Parthenon's combined nominees and single- minded agenda would not maximize stockholder value exercise considerable influence without paying a control premium

Request for Decision Tier respectfully requests that stockholders vote: FOR the election of the Company's nominees for election to the Board AGAINST the adoption of Discovery Group's proposals

Appendix - Comparable Performance

Stock Performance Since Restructuring Note: Restructuring announced February 8, 2007. Stock Prices as of 1/30/2009; Core Bank Processors Index includes: Fiserv, FIS, Metavante, Jack Henry and S1 Corp; Other Financial Transaction Services Index includes: Western Union, Intuit, Alliance Data Systems, Total Systems Services, Global Payments, CyberSource, Euronet Worldwide, ACI Worldwide and Bottomline Market Meltdown S&P 500 Russell 2000 Tier Other Fin Trx Services Core Bank Processors Relative Performance Since 2/8/07 as of 1/30/09 Tier (22)% Other Financial Transaction Services (37)% S&P 500 (43)% Russell 2000 (45)% Core Bank Processors (47)%

Stock Performance One- and three-year performance has exceeded comparable averages Average (GICS: 45102010) - 675 Companies -40% -25% -3% Comps by Risk Metrics Performance Company 1-Year 3-Year 5-Year Note: 1-, 3-, and 5-year periods end February 9, 2009, Source: Bloomberg Tier Technologies -27% -25% -44% NIC Inc. (EGOV) -11% -8% -5% Online Resources Corporation (ORCC) -70% -76% -58% Bottomline Technologies -44% -39% -30% Average -38% -33% -34% Average Without Tier -42% -36% -31% Performance Company 1-Year 3-Year 5-Year Tier Comps

Stock Performance Tier Technologies -27% -25% -44% S&P 500 -35% -31% -24% Russell 2000 -33% -35% -20% Core Bank Processors1 -17% 6% -4% Other Financial Transaction Services2 -26% -18% 25% Average without Tier -28% -20% -6% Performance Company 1-Year 3-Year 5-Year 1 - Fiserv, FIS, Metavante, Jack Henry and S1 Corp (Tickers: FISV, FIS, MV, JKHY, SONE) 2 - Western Union, Intuit, Alliance Data Systems, Total Systems Services, Global Payments, CyberSource, Euronet Worldwide, ACI Worldwide and Bottomline (Tickers: WU, INTU, ADS, TSS, GPN, CYBS, EEFT, ACIW, EPAY) Note: 1-, 3-, and 5-year periods end February 9, 2009, Source: Bloomberg